Exhibit 99.1

Stoke Therapeutics Announces Pricing of $97.5 Million Public Offering

BEDFORD, Mass., November 19, 2020 (BUSINESS WIRE) – Stoke Therapeutics, Inc. (Nasdaq: STOK), a biotechnology company pioneering a new way to treat the underlying cause of genetic diseases by precisely upregulating protein expression, today announced the pricing of an underwritten public offering of 2,500,000 shares of its common stock at a price to the public of $39.00 per share. The gross proceeds from this offering are expected to be $97.5 million, before deducting underwriting discounts and commissions and other offering expenses payable by Stoke. The offering is expected to close on or about November 24, 2020, subject to the satisfaction of customary closing conditions. Stoke has also granted the underwriters a 30-day option to purchase up to an additional 375,000 shares of common stock in connection with the public offering. All of the shares of common stock are being offered by Stoke.

J.P. Morgan Securities LLC, Cowen and Company, LLC, and Credit Suisse Securities (USA) LLC are acting as joint book-running managers in the offering. Canaccord Genuity LLC and Cantor Fitzgerald & Co. are acting as passive bookrunners in the offering.

Stoke intends to use the net proceeds from the proposed offering, together with its existing cash and cash equivalents, to fund research, clinical and process development and manufacturing of its product candidates, including late stage development of STK-001, clinical development of its next target for the treatment of Autosomal Dominant Optic Atrophy, developing additional product candidates, working capital, capital expenditures and other general corporate purposes.

The shares are being offered by Stoke pursuant to a registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus relating to this offering have been filed with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering, and when available, the final prospectus supplement, may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Services, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone: (866) 803-9204, or by emailing prospectus-eq_fi@jpmchase.com; from Cowen and Company, LLC c/o Broadridge Financial Solutions, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone: (833) 297-2926, or by emailing PostSaleManualRequests@broadridge.com; or from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, by telephone at (800) 221-1037, or by email at
usa.prospectus@credit-suisse.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Stoke, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Stoke Therapeutics

Stoke Therapeutics (Nasdaq: STOK) is a biotechnology company pioneering a new way to treat the underlying causes of severe genetic diseases by precisely upregulating protein expression to restore target proteins to near normal levels. Stoke aims to develop the first precision medicine platform to target the underlying cause of a broad spectrum of genetic diseases in which the patient has one healthy copy of a gene and one mutated copy that fails to produce a protein essential to health. These diseases, in which loss of approximately 50% of normal protein expression causes disease, are called autosomal dominant haploinsufficiencies. Stoke is headquartered in Bedford, Massachusetts with offices in Cambridge, Massachusetts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements the Company makes regarding its expectation of market conditions and the satisfaction of customary closing conditions related to the offering, its ability to complete the offering and expected use of proceeds, Stoke’s plan to develop its precision medicine platform, anticipated preclinical and clinical development activities, potential benefits of Stoke’s product candidates and potential market opportunities for Stoke’s product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Stoke believes that the expectations reflected in such forward-looking statements are reasonable, Stoke cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the impact of the COVID-19 pandemic on the Company’s business, clinical trial sites, supply chain and manufacturing facilities, market conditions, the satisfaction of customary closing conditions related to the proposed offering, as well as other risks and uncertainties described under the heading “Risk Factors” in documents Stoke files from time to time with the SEC. These forward-looking statements speak only as of the date hereof and Stoke specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Stoke Media & Investor Contact:

Dawn Kalmar

Vice President, Head of Corporate Affairs

dkalmar@stoketherapeutics.com

781-303-8302

Source: Stoke Therapeutics, Inc.